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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM 8-K
                          -----------------------------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 5, 1997





                                 DATA DIMENSIONS

             (Exact name or registrant as specified in its charter)




           Delaware                   0-4748                  06-0852458
 (State or other jurisdiction    (Commission File   (I.R.S. Employer Identification
 incorporation or organization        Number)                    No.)


      2000 Skyline Tower, 10900 N.E. 4th Street, Bellevue, Washington 98004
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  425-688-1000




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                              DATA DIMENSIONS, INC.
                                    FORM 8-K



ITEM 5. OTHER EVENTS.

      On June 5, 1997, the registrant, Data Dimensions, Inc. (the "Company"), entered into an Amendment No. 1 to Warrant Agreement (the "Amendment"), dated June 5, 1997, with Cruttenden Roth Incorporated ("Cruttenden"). The Amendment amends the terms of the Warrant Agreement (the "Warrant Agreement"), dated March 29, 1996, between the Company and Cruttenden whereby Cruttenden was granted a warrant (the "Warrant") exercisable for the purchase of up to 360,000(1) shares of the Company's Common Stock. The Warrant was issued to Cruttenden in connection with a registered public offering of the Company's Common Stock in which Cruttenden acted as the lead underwriter. The Warrant is exercisable at $7.70(1) per share, which is 165% of the offering price in such registered public offering.

      The Amendment amends the Warrant Agreement to include a net exercise provision permitting the holder(s) of the Warrant to pay the exercise price by cancellation of a number of shares with a fair market value equal to the exercise price of the Warrant.

      The exhibits filed as part of this report are listed below:

      Exhibit No.

      4.1          Amendment No. 1 to Warrant Agreement

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 16, 1997                             DATA DIMENSIONS, INC.
(Date)


                                                /s/ LARRY W. MARTIN
                                          By________________________________
                                            Larry W. Martin, President, Chief
                                            Executive Officer and Chairman of
                                            the Board of Directors






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(1) As adjusted to reflect a 3:1 stock split effective March 20, 1997